UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BLUE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0450923
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5804 East Slauson Avenue
Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

Option Agreement dated July 24, 2007
(Full Title of the Plan)

Larry Jacobs
Chief Financial Officer and Secretary
Blue Holdings, Inc.
5804 East Slauson Avenue
Commerce, California 90040
(Name and Address of Agent for Service)

(323) 725-5555
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Gregory Akselrud, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	625,000	$.62	$387,500	$11.90

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)
Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the high and low prices per share of common stock of the Registrant on December 3, 2007.

Explanatory Note

This registration statement registers 625,000 shares of the Common Stock, par value $0.001 per share, of Blue Holdings, Inc., a Nevada corporation (the “Registrant”), to be issued pursuant to an Option Agreement dated July 24, 2007, between the Registrant and Glenn S. Palmer.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1).  Such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a)           The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as amended (File #: 000-33297);

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (File #: 000-33297);

(c)           The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 (File #: 000-33297);

(d)           The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as amended (File #: 000-33297);

(e)           The Registrant’s Current Reports on Form 8-K filed on January 18, 2007 (File #: 000-33297), February 13, 2007 (File #: 000-33297), March 30, 2007 (File #: 000-33297), April 3, 2007 (File #: 000-33297), May 2, 2007 (File #: 000-33297), May 14, 2007 (File #: 000-33297), May 15, 2007 (File #: 000-33297), May 17, 2007 (File #: 000-33297); June 18, 2007 (File #: 000-33297); June 19, 2007 (File #: 000-33297); July 30, 2007 (File #: 000-33297); August 14, 2007 (File #: 000-33297), September 27, 2007 (File #: 000-33297), October 2, 2007 (File #: 000-33297), November 13, 2007 (File #: 000-33297), November 15, 2007 (File #: 000-33297) and November 30, 2007 (File #: 000-33297).

(f)           The description of the Registrant’s common stock as set forth in its Form 10-SB registration statement on file with the Commission (File #: 000-33297), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

The Registrant has entered into separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the Registrant and certain officers of the Registrant (the Indemnitees”).  Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

Item 7.    Exemption from Registration.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed as part of this registration statement:

4.1.1	Articles of Incorporation of the Registrant filed February 9, 2000 (1)

4.1.2	Certificate of Amendment of Articles of Incorporation of the Registrant filed December 5, 2000 (1)

4.1.3	Certificate of Amendment of Articles of Incorporation of the Registrant filed January 5, 2001 (1)

4.1.4	Certificate of Amendment of Articles of Incorporation of the Registrant filed May 16, 2005 and effective June 7, 2005 (2)

4.1.5	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant filed November 13, 2007 (3)

4.1.6	Amended and Restated Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant filed November 28, 2007 (4)

4.2	Bylaws of the Registrant adopted February 12, 2000 (1)

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

23.1	Consent of Weinberg & Company, P.A.

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the Signature Page of this registration statement).

99.1	Option Agreement dated July 24, 2007 between the Registrant and Glenn S. Palmer.

(1)
Filed previously as an exhibit to the Registrant’s Form 10-SB registration statement (File #: 000-33297), filed with the Securities and Exchange Commission on October 31, 2001, and again on May 1, 2002, and incorporated herein by this reference.

(2)
Filed previously as an exhibit to the Registrant’s Form S-8 registration statement (File #: 333-127723), filed with the Securities and Exchange Commission on August 19, 2005, and incorporated herein by this reference.

(3)
Filed previously as an exhibit to the Registrant’s Current Report on Form 8-K (File #:000-33297), filed with the Securities and Exchange Commission on November 15, 2007, and incorporated herein by this reference.

(4)
Filed previously as an exhibit to the Registrant’s Current Report on Form 8-K (File #:000-33297), filed with the Securities and Exchange Commission on November 30, 2007, and incorporated herein by this reference.

Item 9.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on this 6th day of December, 2007.

BLUE HOLDINGS, INC.
(Registrant)

By:	/s/ Glenn S. Palmer
Glenn S. Palmer
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Glenn S. Palmer and Larry Jacobs as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Glenn S. Palmer	Chief Executive Officer, President, and Director	December 6, 2007
Glenn S. Palmer	(Principal Executive Officer)

/s/ Larry Jacobs	Chief Financial Officer and Secretary	December 6, 2007
Larry Jacobs	(Principal Financial and Accounting Officer)

/s/ Paul Guez	Chairman of the Board	December 6, 2007
Paul Guez

/s/ Kevin Keating	Director	December 6, 2007
Kevin Keating

/s/ Gary Freeman	Director	December 6, 2007
Gary Freeman

	Director	December _, 2007
Harry Haralambus

	Director	December _, 2007
Leonard Hecht

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1.1	Articles of Incorporation of the Registrant filed February 9, 2000 (1)

4.1.2	Certificate of Amendment of Articles of Incorporation of the Registrant filed December 5, 2000 (1)

4.1.3	Certificate of Amendment of Articles of Incorporation of the Registrant filed January 5, 2001 (1)

4.1.4	Certificate of Amendment of Articles of Incorporation of the Registrant filed May 16, 2005 and effective June 7, 2005 (2)

4.1.5	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant filed November 13, 2007 (3)

4.1.6	Amended and Restated Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Registrant filed November 28, 2007 (4)

4.2	Bylaws of the Registrant adopted February 12, 2000 (1)

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

23.1	Consent of Weinberg & Company, P.A.

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the Signature Page of this registration statement).

99.1	Option Agreement dated July 24, 2007 between the Registrant and Glenn S. Palmer.

(1)
Filed previously as an exhibit to the Registrant’s Form 10-SB registration statement (File #: 000-33297), filed with the Securities and Exchange Commission on October 31, 2001, and again on May 1, 2002, and incorporated herein by this reference.

(2)
Filed previously as an exhibit to the Registrant’s Form S-8 registration statement (File #: 333-127723), filed with the Securities and Exchange Commission on August 19, 2005, and incorporated herein by this reference.

(3)
Filed previously as an exhibit to the Registrant’s Current Report on Form 8-K (File #:000-33297), filed with the Securities and Exchange Commission on November 15, 2007, and incorporated herein by this reference.

(4)
Filed previously as an exhibit to the Registrant’s Current Report on Form 8-K (File #:000-33297), filed with the Securities and Exchange Commission on November 30, 2007, and incorporated herein by this reference.